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                               December 21, 2001







Mr. Jeffery C. Simmons
Executive Vice President
Atlas America, Inc.
3500 Massillon, Suite 100
Uniontown, OH 44685



Gentlemen:

     Wright & Company, Inc. (Wright) hereby consents to the use of our report dated November 28, 2001 on oil and gas reserves to the interests of Atlas America, Inc., a subsidiary of Resource America, Inc. in Resource America, Inc.'s Annual Report on Form 10-K for the fiscal year ending September 30, 2001.




                                                   Very truly yours.


                                                   Wright & Company, Inc.



                                                   By: /s/ D. Randall Wright
                                                       -----------------------
                                                       D. Randall Wright
                                                       President










DRW/ajk